UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2021

BROOKFIELD REAL ESTATE INCOME TRUST INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	333-255557 (Commission File Number)	82-2365593 (I.R.S. Employer Identification No.)

250 Vesey Street, 15th Floor, New York, New York	10281
(Address of principal executive offices)	(Zip code)
(212) 417-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act
☐ Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act
☐ Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes to Registrant’s Certifying Accountant.
Dismissal of Independent Registered Public Accounting Firm
On November 11, 2021, the audit committee (the “Audit Committee”) of the board of directors (the “Board”) of Brookfield Real Estate Income Trust Inc. (the “Company”), dismissed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm, effective immediately following the filing of the Company’s quarterly report on Form 10-Q for the three months ended September 30, 2021 with the SEC.
The reports of EY on the Company’s financial statements as of and for the years ended December 31, 2020 and 2019 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the years ended December 31, 2020 and 2019, and the subsequent interim period through November 11, 2021, (i) there were no disagreements between the Company and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreements in connection with its reports, and (ii) there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.
In accordance with Item 304(a)(3) of Regulation S-K, on November 17, 2021, the Company provided EY with a copy of this Current Report on Form 8-K prior to filing this report with the Securities and Exchange Commission (the “SEC”). The Company requested that EY furnish a letter addressed to the SEC stating whether it agrees with the statements made herein, and if not, stating the respects in which it does not agree. A copy of the EY letter, dated November 17, 2021, is filed as Exhibit 16.1 to this Current Report.
Appointment of New Independent Registered Public Accounting Firm
On November 11, 2021, the Audit Committee appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm, effective concurrent with the dismissal of EY immediately following the filing of the Company’s quarterly report on Form 10-Q for the three months ended September 30, 2021 with the SEC.
In connection with the previously disclosed contribution by an affiliate of Brookfield Asset Management Inc. of certain interests in real estate property investments (collectively, the “Brookfield Portfolio”) to the Company’s operating partnership on November 2, 2021, Deloitte audited the Combined Statement of Revenues and Certain Operating Expenses of the Brookfield Portfolio for the year ended December 31, 2020, and the related notes, which was prepared for the purpose of complying with the rules and regulations under Rule 3-14 of Regulation S-X.
Other than the foregoing, during the years ended December 31, 2020 and 2019, and the subsequent interim period through November 11, 2021, neither the Company nor anyone on its behalf consulted with Deloitte regarding (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a “disagreement” or a “reportable event” as such terms are defined in Items 304(a)(1)(iv) and 304(a)(1)(v), respectively, of Regulation S-K.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Director
On November 11, 2021, the Board increased the size of the Board from six directors to seven directors, and appointed Robert L. Stelzl to fill the vacancy created by such increase, effective immediately. The selection of Mr. Stelzl to serve as a director was not pursuant to any arrangement or understanding with any other person. There are no transactions between the Company and Mr. Stelzl that would be required to be reported under Item 404(a) of Regulation S-K. The Board determined that Mr. Stelzl qualifies as an independent director, appointed him as a member of the Audit Committee and designated him as an “audit committee financial expert” as defined by the SEC.

For his service as a director, Mr. Stelzl will be entitled to receive the same compensation that the Company pays to its other independent directors. The Company compensates each of its independent directors with an annual retainer of $125,000, plus an additional retainer of $20,000 to the chairperson of the audit committee. The Company pays 50% of this compensation in cash in quarterly installments and the remaining 50% in an annual grant of restricted stock based on the most recent prior month’s net asset value. The restricted stock will generally vest one year from the date of grant. The Company does not pay its independent directors additional fees for attending Board meetings, but it reimburses each of its independent directors for reasonable out-of-pocket expenses incurred in attending Board and Audit Committee meetings (including, but not limited to, airfare, hotel and food).
In addition, in connection with his appointments, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Stelzl (the “Indemnitee”). The Indemnification Agreement provides that, subject to certain limitations set forth therein, the Company will indemnify the Indemnitee to the fullest extent permitted by Maryland law and the Company’s charter, for amounts incurred as a result of the Indemnitee’s service in his or her role as a director of the Company. The Indemnification Agreement further provides that, subject to the limitations set forth therein, the Company will advance all reasonable expenses to the Indemnitee in connection with proceedings covered by the Indemnification Agreement.
Subject to certain limitations set forth therein, the Indemnification Agreement places limitations on the indemnification of the Indemnitee to the extent the Indemnitee is found to have acted in bad faith or with active and deliberate dishonesty and such actions were material to the matter that caused the loss to the Company. The Indemnification Agreement also provides that, except for a proceeding brought by the Indemnitee and certain proceedings involving separate defenses, counterclaims or other conflicts of interest, the Company has the right to defend the Indemnitee in any proceeding that may give rise to indemnification under the Indemnification Agreement.
The description of the Indemnification Agreement in this Current Report is a summary and is qualified in its entirety by the full terms of the Form of Indemnification Agreement, which the Company filed as Exhibit 10.4 to its Registration Statement on Form S-11 filed with the SEC on April 12, 2018.
Item 8.01. Other Events.
On November 11, 2021, the Board approved an amendment and restatement of the Company’s distribution reinvestment plan (the “Distribution Reinvestment Plan”) that, among other changes, allows stockholders who purchase shares of common stock pursuant to a private placement to elect to participate in the distribution reinvestment plan. The amendments to the Distribution Reinvestment Plan will be effective immediately.
The foregoing description is a summary of terms of the Distribution Reinvestment Plan and does not purport to be complete. The foregoing description is qualified in its entirety by reference to the full text of the Distribution Reinvestment Plan, which is included as Exhibit 4.1 to this Current Report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

4.1	Distribution Reinvestment Plan

16.1	Letter from Ernst & Young LLP, dated November 17, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2021

Brookfield Real Estate Income Trust Inc.

By: /s/ Michelle L. Campbell___________________
Name: Michelle L. Campbell
Title: Secretary